U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 22, 2010

SUNSHINE BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Colorado	000-0-52898	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6100 Royalmount Ave.

Montreal, Quebec, Canada H4P 2R2

(Address of principal executive offices)

(514) 496-5197

(Issuer's Telephone Number)

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

          Effective January 22, 2010, our Board of Directors adopted a resolution changing our fiscal year from July 31 to December 31, effective December 31, 2009. Article VIII, Section 2 of our Bylaws provides the authority for our Board of Directors to establish our fiscal year on a date in their sole discretion. Our Board undertook this resolution in order to have the fiscal year coincide with the fiscal year end for our wholly owned operating subsidiary company.

We intend to file a transitional report on Form 10-K for our fiscal year ended December 31, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2010	SUNSHINE BIOPHARMA, INC. (Registrant) By: s/Steve N. Slilaty______________________ Dr. Steve N. Slilaty, Chief Executive Officer

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